UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 1, 2008


                             Avalon Oil & Gas, Inc.
                             ----------------------
               (Exact Name of registrant as specified in charter)


          Nevada                      1-12850                  84-1168832
          ------                      -------                  ----------
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification No.)

             7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 746-9652
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Menno Wiebe, who has been a director of Avalon Oil & Gas, Inc. (the "Company") since October 30, 2007, resigned his directorship of the Company effective August 1, 2008 pursuant to a letter to Kent Rodriguez, the President, CEO, and a director of the Company. There were no disagreements between Mr. Wiebe and the Company, known to any executive officer of the Company, on any matter relating to the Company's operations, policies or practices.

Mr. Wiebe determined to resign his directorship as a result of another directorship in an entity which has interests in oil and gas producing properties in Colombia which may conflict with interests of the Company.

The Board of Directors is currently seeking to appoint an individual to fill the vacancy caused by Mr. Wiebe's departure. The Company shall file a Current Report on Form 8-K upon the appointment of Mr. Wiebe's replacement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Avalon Oil & Gas, Inc.

Date:  August 1, 2008                     By: /s/ Kent Rodriguez
                                          --------------------------------
                                          Kent Rodriguez, President and CEO